EXHIBIT 107
CALCULATION OF FILING FEE TABLES

Form S-8
(Form Type)

Morphic Holding, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1 – Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common stock, par value $0.0001 per share	Rule 457(c) and Rule 457(h)	1,483,415 (2)	$ 39.86(3)	$ 59,128,922	$0.0000927	$ 5,481.25
Equity	Common stock, par value $0.0001 per share	Rule 457(c) and Rule 457(h)	370,853 (4)	$ 33.88(5)	$ 12,564,870	$0.0000927	$ 1,164.76
Total Offering Amounts					$ 71,693,792		$ 6,646.01
Total Fee Offsets							-
Net Fee Due							$ 6,646.01

(1)Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock, par value $0.0001 per share (“Shares”) that becomes issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of Shares.
(2)Represents additional shares of Shares reserved for issuance under the Registrant’s 2019 Equity Incentive Plan (the “2019 EIP”).
(3)Estimated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $39.86, the average of the high and low prices of the Registrant’s Shares as reported on the Nasdaq Exchange on February 18, 2022.
(4)Represents additional shares of Shares reserved for issuance under the Registrant’s 2019 Employee Stock Purchase Plan (the “2019 ESPP”).
(5)Estimated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $33.89, the average of the high and low prices of the Registrant’s Shares as reported on the Nasdaq Exchange on February 18, 2022, multiplied by 85%, which is the percentage of the trading price per share applicable to purchasers under the 2019 ESPP.